EXHIBIT (a)(1)(B)

TASKER PRODUCTS CORP.
_____________________

CONSENT SOLICITATION AND OFFER TO EXERCISE
_____________________

NOTICE OF CONSENT AND ELECTION

This Notice of Consent and Election (the “Election Form”) relates to the consent solicitation and offer to exercise (the “Offer”) by Tasker Products Corp., a Delaware corporation (“Tasker”, “we”, “our” or “us”), described in the Consent Solicitation and Offer to Exercise, dated as of November 21, 2007 (the “Memorandum”), distributed to all holders of currently outstanding warrants having an exercise price (the “Exercise Price”) of $0.09 per share (the “Warrants”).

To participate in the Offer and exercise your Warrant(s) (as described in the Memorandum), you must send to Tasker at the address of its counsel, Sonnenschein Nath & Rosenthal LLP, Attn: Silvia Soares, 101 JFK Parkway, Short Hills, NJ 07078, Telephone (973) 912-7109, the following:

(a) a properly completed, signed and dated copy of this Election Form with the appropriate acknowledgement section completed pursuant to the Instructions accompanying this Election Form;

(b) your original executed Warrant(s); and

(c) an amount equal to the number of Warrant(s) being exercised multiplied by the Exercise Price by cashier’s check drawn in a U.S. bank in immediately available funds payable to “Tasker Products Corp.” Alternatively, payment may be made by wire transfer to:

Andres E Serrano
Vice President
Corporate Trust and Loan Agency
HSBC Bank USA, National Association
10 East 40th Street, 14th floor
New York, NY 10016-0200
Tel:       212-525-7726
Fax:      212-525-1300
Email:  andres.e.serrano@us.hsbc.com

ABA# 021-001-088
Account name:  Indigo/Tasker Escrow
Account# 002-600-161
Re: Indigo-Tasker Escrow/reference # 10879845. Warrant No. [  ].
Attention: Corporate Trust and Loan Agency.

Please note that if you decide to make payment by wire transfer, you MUST include the warrant certificate number(s) to which your payment relates in the subject line of the wire transfer, as noted above. The warrant certificate number can be found underneath the capitalized “Restricted Securities” legend on the face of your warrant. It is preceded by the letters “No. W.”

Please note that facsimiles of this Election Form will not be accepted.

To participate in the Offer, you will have to provide consent to the amendment of the terms of the Warrant(s) and, if you also hold 6% Secured Convertible Promissory Notes due September 2010 (the “6% Notes”) issued in the September 28, 2007 qualified financing (the “Qualified Financing”), consent to the registration of certain of our securities, all as described below. You may not consent to the amendment of the terms of the Warrant(s) without exercising such Warrant(s). Your Warrant(s) will then be amended and accepted by us for exercise concurrently with the expiration of the Offer. Certificates representing (i) the 6% Secured Convertible Promissory Notes due December 2010 (the “New Notes”) and the (ii) warrants to purchase shares of common stock (“Common Stock”) of Tasker at an exercise price of $0.15 per share (the “New Warrants”) for which your Warrant(s) have been accepted for exercise will be issued to you promptly after the expiration of the Offer, in accordance with and subject to the terms and conditions described in the Memorandum.

To consent only to the registration of certain of our securities, as described below, you must properly complete, sign, date and deliver to Tasker at the address of its counsel, Sonnenschein Nath & Rosenthal LLP, Attn: Silvia Soares, 101 JFK Parkway, Short Hills, NJ 07078, Telephone (973) 912-7109, this Election Form with the appropriate acknowledgement section completed pursuant to the Instructions accompanying this Election Form.

Your Election Form, original Warrant(s) and payment must be received no later than midnight, Eastern Time, on December 20, 2007, which is the date our Offer will expire, unless extended or earlier terminated by us.

If Tasker receives one or more Election Forms and one or more Withdrawal Forms signed by you, Tasker will give effect to the form bearing the latest date and, if two forms bear the same date, then the form received last.

Questions may be directed to Stathis Kouninis at Tasker Products Corp., 155 Fleet Street, Portsmouth NH 03801, (603) 766-1973.

ACKNOWLEDGEMENT AND SIGNATURE (TO EXERCISE YOUR WARRANTS):

By properly completing, signing and dating this Election Form and delivering it to Tasker pursuant to the Instructions accompanying this Election Form and as set forth in the Memorandum, I voluntarily (a) consent to the amendment of the terms of my Warrant(s) as indicated below in accordance with Section 16(g) of my Warrant(s) and, if I am also a holder of 6% Notes, consent to the registration of certain Tasker securities as described below, (b) participate in and agree to all of the terms of the Offer, as described in the Memorandum, and (c) agree as follows:

1. The provisions relating to exercise price, number of shares of Common Stock available for purchase upon exercise and procedures for exercising each Warrant that I tender are hereby amended by adding the following additional provision:

“ Right to Exercise for New Notes and New Warrants; Manner of Payment (a) Notwithstanding anything to the contrary set forth in this Warrant, at any time on or before the Offer Expiration Date, this Warrant shall be exercisable at the Exercise Price for a combination of New Notes and New Warrants, as follows: Upon exercise of this Warrant at any time, in whole or in part, on or before the Offer Expiration Date, the Holder hereof shall receive in lieu of shares of Common Stock: (i) a Note in a principal amount equal to the aggregate Exercise Price of the portion of this Warrant so exercised and (ii) a New Warrant to purchase a number of shares of Common Stock equal to 12% of the number of shares of Common Stock that may be purchased pursuant to the terms of this Warrant (or portion hereof exercised) on the Exercise Date. The Company agrees that the New Notes and New Warrants purchased under this Warrant at such Exercise Price pursuant to this subsection (a) shall be and are deemed to be issued to the Holder hereof as the record owner of such New Notes and New Warrants as of the close of business on the Offer Expiration Date; provided that this Warrant shall have been surrendered, properly endorsed, together with the completed, executed Election Form, and payment made for such New Notes and New Warrants. Certificates for the New Notes and New Warrants so purchased shall be delivered to the Holder hereof by the Company at the Company’s expense promptly after the rights represented by this Warrant have been so exercised. In case of a purchase of less than all of the New Notes and New Warrants which may be purchased under this Warrant prior to the Offer Expiration Date, the Company shall cancel this Warrant and execute and deliver a new Warrant or Warrants of like tenor for the balance of the shares of Common Stock purchasable under the Warrant surrendered to the Holder hereof within a reasonable time; provided, however, that such new Warrant shall not contain this section entitled “Right to Exercise for New Notes and New Warrants”. Each Note and New Warrant certificate so delivered shall be in such denominations as may be required by the Holder hereof and shall be registered in the name of such Holder.

(b) For purposes of subsection (a) above, the following definitions shall apply:

“Election Form” shall mean the Notice of Consent and Election, filed as Exhibit (a)(1)(B) to the Schedule TO relating to the Offer.

“New Warrants” shall mean the warrants to purchase shares of Common Stock in substantially the form filed as Exhibit (d)(4) to the Schedule TO relating to the Offer.

“New Notes” shall mean the 6% Secured Promissory Notes due 2010 in substantially the form filed as Exhibit (d)(3) to the Schedule TO relating to the Offer.

“Offer” shall mean the offer to holders of outstanding warrants to purchase the common stock of Tasker, as set forth in the Schedule TO filed with the Securities and Exchange Commission on November 21, 2007, as the same may be amended from time to time.

“Offer Expiration Date” shall mean midnight, Eastern Time, on December 20, 2007, unless the Offer is extended in which case the Offer Expiration Date shall mean the date set forth in the amendment to Schedule TO filed by the Company for purposes of extending the Offer.

2. Waiver of Anti-Dilution Rights. To the extent I have such rights pursuant to the terms of my Warrant(s), I hereby irrevocably waive any and all rights I have requiring an adjustment to the number of shares purchasable under my Warrant(s) and/or a reduction in the exercise price that otherwise would apply to such Warrant(s) as a result of the Offer or issuances by the Company prior to the date hereof, including, without limitation, my election to purchase New Notes and New Warrants in accordance with the terms and conditions of the Offer and such New Notes and New Warrants shall be deemed “Securities” for all purposes under the Warrant(s). This waiver shall be binding on me and my successors and assigns with respect to all Warrants I hold directly or indirectly. To the extent the terms of any class of Warrant granting anti-dilution rights provide that such rights may be waived on behalf of all holders of such class of Warrants in the event holders of a specified percentage of Warrants (e.g., a majority of holders) consent to such waiver, the waiver given by me in this Section 2 is intended to be aggregated with other holders providing a similar waiver for the purpose of making the waiver binding on all holders.

3. Power of Attorney to Execute Collateral Agent Agreement. I hereby appoint Stathis Kouninis as my attorney-in-fact for the purpose of executing the Collateral Agent Agreement, in substantially the form filed as exhibit (d)(6) to the Company’s Schedule TO relating to the Offer.

4. Consent to Registration of Certain Securities. To the extent I am a holder of 6% Notes, I consent, pursuant to Section 9(q) of the Subscription Agreement I signed in connection with the Qualified Financing, to the registration of the following securities under the Securities Act of 1933, as amended (the “Securities Act”):

a. the shares of Common Stock issuable upon exercise of the Warrants;

b. the shares of Common Stock issuable upon conversion of the New Notes;

c. the shares of Common Stock issuable upon exercise of the New Warrants; and

d. the shares of Common Stock issuable upon exercise of our warrants to purchase shares of Common Stock at an exercise price of $0.20, which were issued on June 4, 2007.

5. Private Placement. I am, and will be at the time of the conversion of the New Notes and exercise of the New Warrants, an "accredited investor", as such term is defined in Regulation D promulgated by the Commission under the Securities Act, am experienced in investments and business matters, have made investments of a speculative nature and have purchased securities of United States publicly-owned companies in private placements in the past and, with my representatives, have such knowledge and experience in financial, tax and other business matters as to enable me to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment. I have the authority and am duly and legally qualified to purchase and own the New Notes and the New Warrants. I am able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof. I am purchasing the New Notes and Warrants as principal for my own account for investment only and not with a view toward, or for resale in connection with, the public sale or any distribution thereof. I understand and agree that the New Notes, the New Warrants and the underlying shares of Common Stock have not been registered under the Securities Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the Securities Act (based in part on the accuracy of my representations and warranties contained herein), and I will not sell, offer to sell, assign, pledge, hypothecate or otherwise transfer any of the New Notes, New Warrants or underlying shares of Common Stock except pursuant to an effective registration statement under the Securities Act, or unless an exemption from registration is available.  I will comply with all applicable rules and regulations in connection with the sales of the New Notes, New Warrants and underlying shares of Common Stock, including laws relating to short sales.

IN WITNESS WHEREOF, the undersigned has duly executed this Election Form as of the date set forth below with respect to the following Warrant(s) tendered by the undersigned (check all that apply).

☐
I own of record the following Warrant having an exercise price of $0.09 :

Face Amount of Warrant
(Number of Shares Available for Purchase Represented by Instrument):

________________________________________________________

Date of Issuance of Warrant:____________________________________________________________

☐	I own of record the following aggregate principal amount of 6% Notes:

Aggregate Principal Amount:____________________________________________________________

☐
I wish to consent to the amendment of the terms of the above Warrant and, if I am a holder of 6% Notes, to the registration of certain securities, all as set forth herein, and exercise the above Warrant as to _________ shares of Common Stock and elect to receive New Notes and New Warrants as set forth herein with respect to such exercise for a total payment due from me of $_______________________.

☐ I wish to retain (i.e., not tender in the Offer) the above Warrant as to _________ shares. Please forward a new Warrant containing the original terms to the following address:

____________________________________________

____________________________________________

____________________________________________

Attn:________________________________________

Date	Signature

Name

Title

Social Security Number or Tax ID Number

Street Address

Street Address (line 2)

City, State and ZIP Code

Phone Number

ACKNOWLEDGEMENT AND SIGNATURE (TO CONSENT TO THE REGISTRATION OF CERTAIN OF OUR SECURITIES BUT NOT OTHERWISE PARTICIPATE IN THE OFFER):

By properly completing, signing and dating this Election Form and delivering it to Tasker pursuant to the Instructions accompanying this Election Form, and as set forth in the Memorandum, I, to the extent I am a holder of 6% Notes, consent, pursuant to Section 9(q) of the Subscription Agreement I signed in connection with the Qualified Financing, to the registration of the following securities under the Securities Act of 1933, as amended (the “Securities Act”):

a. the shares of Common Stock issuable upon exercise of the Warrants;

b. the shares of Common Stock issuable upon conversion of the New Notes;

c. the shares of Common Stock issuable upon exercise of the New Warrants; and

d.	the shares of Common Stock issuable upon exercise of our warrants to purchase shares of Common Stock at an exercise price of $0.20, which were issued on June 4, 2007.

IN WITNESS WHEREOF, the undersigned has duly executed this Election Form as of the date set forth below with respect to the following Warrant(s) tendered by the undersigned (check all that apply).

☐
I own of record the following Warrant having an exercise price of $0.09 :

Face Amount of Warrant
(Number of Shares Available for Purchase Represented by Instrument):

________________________________________________________

Date of Issuance of Warrant:____________________________________________________________

☐	I own of record the following aggregate principal amount of 6% Notes:

Aggregate Principal Amount:____________________________________________________________

☐ I wish to consent to the registration of certain securities, all as set forth above.

Date	Signature

Name

Title

Social Security Number or Tax ID Number

Street Address

Street Address (line 2)

City, State and ZIP Code

Phone Number